EXHIBIT 2.2

                            FIRST AMENDMENT TO THE
                     AGREEMENT AND PLAN OF REORGANIZATION
                 BETWEEN FIRST AMERICAN FINANCIAL CORPORATION
                         AND GUARANTY BANCSHARES, INC.


      This First Amendment to the Agreement and Plan of Reorganization Between First American Financial Corporation and Guaranty Bancshares, Inc. dated April 23, 1999 (the "Agreement") was approved by First American Financial Corporation ("First American") and Guaranty Bancshares, Inc. ("Buyer") and is effective as of May 20, 1999.

      SECTION 1. AMENDMENT. Pursuant to Section 11(d) of the Agreement, the Agreement is hereby amended in the following respects:

            a. Section 5 of the Agreement regarding the covenants of First American is hereby amended by the addition of a new subsection (i), which shall read in its entirety as follows:

      SECTION 5(i) TERMINATION OF QUALIFIED PLAN. First American shall furnish Buyer with certified copies of resolutions duly adopted by the Board of Directors of First American terminating the CORPORATEplan for Retirement 100 - Profit Sharing/401(k) Plan effective as of the first business day immediately preceding the Closing, in a form reasonably acceptable to Buyer.

            b. Section 6(c) of the Agreement regarding the covenants of Buyer is hereby amended to extend the time period provided for the preperation and filing of the Registration Statement and other necessary regulatory filings, and shall read in its entirety as follows:

      SECTION 6(c) REGISTRATION STATEMENT AND REGULATORY FILINGS. Within 75 days of the effective date of this Agreement, Buyer shall prepare and file with the SEC any required Registration Statement (on such form as may be appropriate) and all amendments and supplements thereto, with respect to the common stock to be issued pursuant to this Agreement. Within 75 days of the effective date of this Agreement, Buyer shall prepare and file all necessary filings with any banking regulatory agency which may be necessary for approval to consummate this transactions contemplated by this Agreemant. Buyer shall provide to First American (i) copies of all drafts of all filings made pursuant to this section in advance of filing, (ii) copies of documents as filed, and (iii) copies of any correspondence between Buyer and any applicable agency including the SEC and the Board of Governors of the Federal Reserve System respecting the filings made pursuant to this section.

      SECTION 2. RATIFICATION. Except as hereby amended, the Agreement shall remain unchanged and is ratified and confirmed in all respects.

      SECTION 3. DEFINED TERMS. All terms used in the First Amendment that are defined in the Agreement shall have the same meaning as in the Agreement.

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      IN WITNESS WHEREOF, First American and Buyer have caused this First
Amendment to be executed as of the date first above written.

                                    FIRST AMERICAN FINANCIAL CORPORATION


                                    By:________________________________________

                                    Name:______________________________________

                                    Title:_____________________________________


                                    GUARANTY BANCSHARES, INC.


                                    By:________________________________________

                                    Name:______________________________________

                                    Title:_____________________________________

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